UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): October 5, 2005
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On October 5, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) of Terremark Worldwide, Inc. (the “Company”) unanimously determined to dismiss PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered certified public accounting firm. On October 5, 2005, the Company informed PwC representatives of such dismissal, which will become effective as of the date PwC completes its procedures on the unaudited interim financial statements of the Company as of September 30, 2005 and for the three and six month periods then ended and the Form 10-Q in which such unaudited interim financial statements are included.
     The reports of PwC on the financial statements of the Company as of and for the years ended March 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended March 31, 2004 and 2005 and through October 5, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the financial statements for such years.
     During the years ended March 31, 2004 and 2005, and through October 5, 2005, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below:
•	In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Company completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company’s internal control over financial reporting was not effective as of March 31, 2005 due to material weaknesses in its internal control related to (i) the restriction of access to key financial applications and data and controls over the custody and processing of disbursements and of customer payments received by mail, and (ii) the billing function to ensure that invoices capture all services delivered to customers and that such services are invoiced and revenue is recorded accurately and timely, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). More details on these two material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of the Company’s Form 10-K (Amendment No. 2), which was filed with the U.S. Securities and Exchange Commission on August 17, 2005, and in Item 4 of the Company’s Form 10-Q for the quarter ended June 30, 2005.

•	As further discussed in Item 4 of the Company’s Form 10-Q for the quarter ended December 31, 2004, the failure of certain of the Company’s internal controls to identify certain adjustments that were required to be recorded within the Company’s Form 10-Q for the quarter ended June 30, 2004 and the fact that certain further adjustments to the Company’s calculations of the value of embedded derivatives, which necessitated the filing of an amendment to the Company’s Form 10-Q for the quarter ended June 30, 2004, led management of the Company to conclude that a “material weakness” existed in the Company’s internal controls with respect to these matters as of June 30, 2004.

Management of the Company believes that this material weakness has been remediated as of March 31, 2005.
     The Company has authorized PwC to respond fully to the inquiries of the successor independent registered certified public accounting firm concerning the subject matter of each of the three material weaknesses discussed above.
     The Company has provided a copy of the above statements to PwC and has requested and received from PwC a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with such statements. A copy of that letter, dated October 12, 2005, is attached as Exhibit 16.1 to this filing.
     The Audit Committee solicited proposals from four major accounting firms and conducted an evaluation in connection with the selection of the Company’s independent auditor. On October 5, 2005, the Audit Committee notified KPMG LLP (“KPMG”) that, upon dismissal of PwC, KPMG would be appointed as the Company’s independent registered public accounting firm.
     During the Company’s fiscal years ended March 31, 2004 and 2005 and through October 5, 2005 , neither the Company nor anyone acting on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) , or a reportable event (as such term is described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
16.1	Letter, dated October 12, 2005, from PwC addressed to the Securities and Exchange Commission regarding PwC’s concurrence with the statements made by the Company in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Dated: October 12, 2005	By:	/s/ Jose A. Segrera
Jose A. Segrera
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter, dated October 12, 2005, from PwC addressed to the Securities and Exchange Commission regarding PwC’s concurrence with the statements made by the Company in this Current Report on Form 8-K.

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